UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 2, 2021, Rhythm Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement with Cowen and Company, LLC (“Cowen”), pursuant to which the Company may issue and sell shares of its common stock, having an aggregate offering price of up to $100.0 million, from time to time through an “at the market” equity offering program under which Cowen acts as sales agent (the “ATM Program”). Between August 10, 2023 and August 21, 2023, the Company sold approximately 2.019 million shares of its common stock in the ATM Program for gross proceeds of approximately $50.0 million.

The Company intends to use the net proceeds from the ATM Program to support its global commercialization efforts for IMCIVREE® (setmelanotide) and clinical development programs in hypothalamic obesity and other rare MC4R pathway diseases.

The Company expects that its existing cash, cash equivalents and short-term investments, together with an anticipated $24.4 million milestone payment net of debt issuance costs from Healthcare Royalty Partners based on achievement of a pre-specified commercial sales milestone and the net proceeds from the ATM Program, will be sufficient to fund its operating expenses and capital expenditure requirements into 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the use of proceeds from the ATM Program, the sufficiency of the Company’s cash, cash equivalents and short-term investments to fund its operating expenses and capital expenditure requirements and the anticipated commercial sales milestone payment from Healthcare Royalty Partners. Statements using word such as “expect”, “anticipate”, “believe”, “may”, “will”, “aim” and similar terms are also forward-looking statements. Such statements are subject to numerous risks and uncertainties, including, but not limited to, risks relating to the Company’s liquidity and expenses, the Company’s ability to enroll patients in clinical trials, the design and outcome of clinical trials, the ability to achieve necessary regulatory approvals, risks associated with data analysis and reporting, failure to identify and develop additional product candidates, unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, risks associated with the laws and regulations governing our international operations and the costs of any related compliance programs, the impact of competition, risks relating to product liability lawsuits, inability to maintain collaborations, or the failure of these collaborations, the Company’s reliance on third parties, risks relating to intellectual property, the Company’s ability to hire and retain necessary personnel, the impact of the COVID-19 pandemic and general economic conditions on the Company’s business and operations, including its preclinical studies, clinical trials and commercialization prospects, failure to realize the anticipated benefits of the Company’s acquisition of Xinvento B.V. or significant integration difficulties related to the acquisition, and the other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and its other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: August 21, 2023	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer